EXHIBIT 23.2

                   NSAI NETHERLAND, SEWELL & ASSOCIATES, INC.
                         WORLDWIDE PETROLEUM CONSULTANTS

                      ------------------------------------




                Consent of Netherland, Sewell & Associates, Inc.
                ------------------------------------------------

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 14, 2003, relating to the financial statements of American Natural Energy Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

                                         Netherland, Sewell & Associates, Inc.



                                         By:  /s/ Danny D. Simmons
                                              --------------------------------
                                                  Danny D. Simmons
                                                  Executive Vice President

Houston, Texas
December 16, 2003

------------------------------------------------------------------------------
4500 Thanksgiving Tower - 1601 Elm Street - Dallas, Texas 75201-4754 -
Ph: 214-969-5401 - Fax: 214-969-5411
1221 Lamar Street, Suite 1200 - Houston, Texas 77010-3072 -
Ph: 713-654-4950 - Fax: 713-654-4951